Exhibit 1.01

CONFLICT MINERALS REPORT OF

SUPREME INDUSTRIES, INC.

FOR THE REPORTING PERIOD FROM

JANUARY 1 TO DECEMBER 31, 2016

I.                                        Introduction

This is the Conflict Minerals(1) Report of Supreme Industries, Inc. (“we,” “our,” “us,” “Supreme,” or the “Company”) prepared for calendar year 2016 in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934 (the “Act”). Numerous terms in this Report are defined in Rule 13p-1 of the Act and Form SD and the reader is referred to those sources, and also to Release No. 34-67716 (August 22, 2012) (the “Adopting Release”) for such definitions.

In accordance with Rule 13p-1, we undertook efforts to determine whether the necessary conflict minerals in our products were or were not “DRC conflict-free.” The Company designed its efforts in conformity, with the internationally recognized due diligence framework in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas(2) (“OECD Due Diligence Guidance”) and related Supplements.

The statements below are based on the reasonable country of origin inquiry (“RCOI”) and due diligence performed, in good faith, by Supreme and on the infrastructure and information available at the time of this filing. There are factors that could affect the accuracy of these statements. These factors include, but are not limited to, incomplete supplier or smelter data, errors or omissions by suppliers or smelters, evolving definition and confirmation of smelters, incomplete information from industry or other third-party sources, continuing guidance regarding the Securities and Exchange Commission (“SEC”) final rules, all instances of conflict minerals necessary to the functionality or manufacturing of Supreme’s products possibly not yet having been identified, gaps in supplier education and knowledge, timeliness of data, public information not discovered during a reasonable search, errors in public data, language barriers and translation, supplier and smelter unfamiliarity with the relevant protocols, oversights or errors in conflict free smelter audits, Covered Countries sourced materials being declared secondary materials, companies going out of business in 2016, certification programs being not equally advanced for all industry segments and metals, and smuggling of conflict minerals from the Covered Countries to countries beyond the Covered Countries.

(1)  The term “conflict mineral” is defined in Form SD as (A) columbite-tantalite, also known as coltan (the metal ore from which tantalum is extracted); cassiterite (the metal ore from which tin is extracted); gold; wolframite (the metal ore from which tungsten is extracted); or their derivatives; or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of the Congo (“DRC”) or an adjoining country (the “Covered Countries”).

(2)  OECD (2016), OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition, OECD Publishing, Paris. http://dx.doi.org/10.1787/9789264252479-en

II.                                   Overview

Company Profile

We are subject to this rule as we have determined that, during 2016, conflict minerals were likely necessary to the functionality or production of products we manufactured or contracted to manufacture. The Company, as purchaser of component parts, is many steps removed from the mining of conflict minerals. We do not purchase raw ore or unrefined conflict minerals and we conduct no purchasing activities directly in the Covered Countries.

Conflict Minerals Policy

Supreme developed a policy statement to support the goals expressed by Congress in enacting Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The policy highlights Supreme’s commitment to complying with the reporting and due diligence obligations required by the SEC rule and Supreme’s expectations from its suppliers. The policy resides on our corporate website (http://investor.supremecorp.com)

Reasonable Country of Origin Inquiry Information

We have conducted a good faith reasonable country of origin inquiry (“RCOI”) to determine whether the necessary conflict minerals originated in the DRC or an adjoining country or came from recycled or scrap sources.

Supreme’s RCOI process included conducting an inquiry of our direct suppliers using the Conflict-Free Sourcing Initiative’s (“CFSI”) Conflict Minerals Reporting Template (“CMRT”). Based on the results of our RCOI which indicated sourcing from the Covered Countries, we exercised due diligence on the source and chain of custody of the conflict minerals in accordance with the OECD framework. Our due diligence efforts are discussed further in this Conflict Minerals Report.

Due Diligence Program Design

The Company designed its conflict minerals program to conform, in all material respects, with the five-step framework of the OECD Due Diligence Guidance, the Supplement on Tin, Tantalum, and Tungsten, and the Supplement on Gold, specifically as they relate to our position in the minerals supply chain as a “downstream” company:

Step 1:          Establish strong company management systems

Step 2:          Identify and assess risks in the supply chain

Step 3:          Design and implement a strategy to respond to identified risks

Step 4:          Carry out independent third-party audit of smelter/refinery due diligence practices

Step 5:          Report annually on supply chain due diligence.

III.                              Due Diligence Measures Performed by Supreme Industries, Inc.

The following describes the measures taken to reasonably determine the country of origin and to exercise due diligence in the mineral supply chain in conformance with the OECD Due Diligence Guidance.

Step 1: Establish strong company management systems

a.              Conflict minerals team — Supreme established a conflict minerals team that includes individuals from the appropriate business departments, including legal, accounting, and procurement. The team was structured to ensure critical information, including the Company policy, reached relevant employees and suppliers.

b.              Conflict minerals policy — Supreme adopted and published a policy establishing the expectations of our suppliers. The policy can be found at www.supremecorp.com. It is periodically reviewed and will be updated, if necessary.

c.               Internal engagement — We held internal meetings to educate relevant employees on our conflict minerals program and reporting obligations.

d.              Supplier engagement — Supreme provided educational information to our queried suppliers. Suppliers were provided information on the conflict minerals disclosure requirements as well as our internal process for developing, implementing, and documenting a conflict minerals compliance program.

e.               Company level grievance mechanism — As recommended by the OECD Due Diligence Guidance, Supreme established a grievance mechanism as a risk-awareness system for conflict minerals issues. All Supreme employees and suppliers can communicate directly and confidentially with our general counsel’s office.

f.                Records management — Supreme maintains records relating to our conflict minerals program in accordance with the recommended record retention guidelines.

Step 2: Identify and assess risks in the supply chain

We performed the following steps as part of our risk assessment process:

a.              Identified products in scope — Our conflict minerals team conducted a review of the products manufactured or contracted to be manufactured during the period from January 1 to December 31, 2016 to identify products that should be deemed in-scope as described by the Adopting Release.

b.              Conducted RCOI— Supreme utilized the industry-developed CMRT to query for conflict minerals information the suppliers who provide material and components for the products deemed in-scope by our conflict minerals team. We evaluated the responses from the templates submitted by our suppliers to determine our reporting obligation based on this RCOI.

c.               Completed additional follow-up — Supreme contacted direct suppliers that did not respond to our request for conflict minerals information by the requested date.  We also worked to clarify and validate the information provided by our suppliers.

d.              Identify smelters/processors — Supreme collected a list of smelters/processors that are in our supply chain by utilizing the CMRT.

Step 3: Design and implement a strategy to respond to identified risks

We performed the following steps as part of our risk management plan:

a.              Designed and implemented a plan — Supreme established risk rating criteria to evaluate suppliers based on the responses provided within their CMRT as well as any additional documentation furnished to support those responses. The resulting risk ratings were used to develop specific supplier outreach and education to address the identified risks.

b.              Verify smelters — As part of the risk mitigation process, the Company reconciled the list of smelters collected from suppliers to the list of smelter facilities designated as “conflict-free” by the Conflict-Free Sourcing Initiative’s (“CFSI”) Conflict-Free Smelter Program. We have provided a list of our smelters and their designation according to the CFSI’s Conflict-Free Smelter Program under “Processing Facilities.”

Step 4: Carry out independent third-party audit of smelter / refiner’s due diligence practices

The Company, as a purchaser of component parts, is many steps removed from the mining of conflict minerals, as well as the smelters and refiners who provide minerals and ore. The Company does not purchase raw ore or unrefined conflict minerals, and conducts no purchasing activities directly in the Covered Countries. The Company relies upon the smelter or refiner information compiled by the CFSI.

Step 5: Report on supply chain due diligence

The Company reports on our supply chain due diligence policies and practices by filing a Form SD and Conflict Minerals Report, if necessary, with the SEC, as required. Accordingly, this Conflict Minerals Report has been filed with the SEC and has been made publicly available on our website at www.supremecorp.com.

IV.                               Product Description

Supreme manufactures specialized commercial vehicles that are attached to a truck chassis, including truck bodies, trolleys, and specialty vehicles.  The truck chassis, which consists of an engine, drivetrain, a frame with wheels, and in some cases a cab, is manufactured by third parties who are major automotive or truck companies.  Supreme integrates a wide range of options into its products including liftgates, back-up cameras, security systems, remote locks, lighting, and refrigeration equipment, and other custom equipment at the request of customers.  Both the chassis and various components of Supreme’s products may contain conflict minerals.

V.                                    Product Determination

On the basis of the due diligence process described above, the suppliers surveyed identified certain smelters and processors whose sourcing of conflict minerals remains undetermined, as reflected in the list under “Processing Facilities.” Not all of our products contain conflict minerals, nor do all of our products which contain conflict minerals use conflict minerals processed from facilities categorized as undetermined in the list.

Processing Facilities — Based on our due diligence process and the information received from our suppliers, the following facilities may have been used to process conflict minerals used in our products.

Metal	Smelter Name	Country	Status
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	Conflict-Free
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	Not Determined
Tungsten	ACL Metais Eireli	BRAZIL	Not Determined
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	Conflict-Free
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Conflict-Free
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Conflict-Free
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Conflict-Free
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Conflict-Free
Tin	Alpha	UNITED STATES OF AMERICA	Conflict-Free
Tin	An Thai Minerals Co., Ltd.	VIET NAM	Not Determined
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Not Determined
Gold	Argor-Heraeus S.A.	SWITZERLAND	Conflict-Free
Gold	Asaka Riken Co., Ltd.	JAPAN	Conflict-Free
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Conflict-Free
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Not Determined
Gold	AU Traders and Refiners	SOUTH AFRICA	Conflict-Free
Gold	Aurubis AG	GERMANY	Conflict-Free
Gold	Bangalore Refinery	INDIA	Not Determined
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conflict-Free
Gold	Boliden AB	SWEDEN	Conflict-Free
Gold	C. Hafner GmbH + Co. KG	GERMANY	Conflict-Free
Gold	Caridad	MEXICO	Not Determined
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Conflict-Free
Gold	Cendres + Métaux S.A.	SWITZERLAND	Not Determined
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Conflict-Free
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Conflict-Free
Gold	Chimet S.p.A.	ITALY	Conflict-Free
Tin	China Tin Group Co., Ltd.	CHINA	Conflict-Free
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conflict-Free
Gold	Chugai Mining	JAPAN	Not Determined
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Not Determined
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	Conflict-Free
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	Conflict-Free
Tin	CV Ayi Jaya	INDONESIA	Conflict-Free
Tin	CV Dua Sekawan	INDONESIA	Conflict-Free
Tin	CV Gita Pesona	INDONESIA	Conflict-Free
Tin	CV Serumpun Sebalai	INDONESIA	Conflict-Free

Tin	CV Tiga Sekawan	INDONESIA	Conflict-Free
Tin	CV United Smelting	INDONESIA	Conflict-Free
Tin	CV Venus Inti Perkasa	INDONESIA	Conflict-Free
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	Conflict-Free
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Conflict-Free
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Not Determined
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	Not Determined
Gold	DODUCO GmbH	GERMANY	Conflict-Free
Gold	Dowa	JAPAN	Conflict-Free
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Conflict-Free
Tantalum	Duoluoshan	CHINA	Conflict-Free
Gold	Eco-System Recycling Co., Ltd.	JAPAN	Conflict-Free
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Not Determined
Tin	EM Vinto	BOLIVIA	Conflict-Free
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Conflict-Free
Tin	Estanho de Rondônia S.A.	BRAZIL	Not Determined
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	Conflict-Free
Tantalum	F&X Electro-Materials Ltd.	CHINA	Conflict-Free
Tin	Fenix Metals	POLAND	Conflict-Free
Tantalum	FIR Metals & Resource Ltd.	CHINA	Conflict-Free
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Conflict-Free
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	Not Determined
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Conflict-Free
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conflict-Free
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conflict-Free
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	Not Determined
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	Conflict-Free
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	Conflict-Free
Tin	Gejiu Jinye Mineral Company	CHINA	Conflict-Free
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Not Determined
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conflict-Free
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Not Determined
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Not Determined
Tantalum	Global Advanced Metals Aizu	JAPAN	Conflict-Free
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Conflict-Free
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	Conflict-Free
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Not Determined
Gold	Guangdong Jinding Gold Limited	CHINA	Not Determined
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Conflict-Free
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Conflict-Free
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Conflict-Free

Gold	Gujarat Gold Centre	INDIA	Not Determined
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Not Determined
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Conflict-Free
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Conflict-Free
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	Conflict-Free
Tantalum	H.C. Starck Ltd.	JAPAN	Conflict-Free
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Conflict-Free
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	Conflict-Free
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Conflict-Free
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Not Determined
Gold	Heimerle + Meule GmbH	GERMANY	Conflict-Free
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conflict-Free
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	Conflict-Free
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Conflict-Free
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA	Conflict-Free
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Conflict-Free
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	Not Determined
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	Conflict-Free
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Conflict-Free
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Conflict-Free
Gold	HwaSeong CJ Co., Ltd.	KOREA (REPUBLIC OF)	Not Determined
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Conflict-Free
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Conflict-Free
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conflict-Free
Gold	Istanbul Gold Refinery	TURKEY	Conflict-Free
Gold	Japan Mint	JAPAN	Conflict-Free
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Conflict-Free
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Conflict-Free
Gold	Jiangxi Copper Co., Ltd.	CHINA	Conflict-Free
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	Not Determined
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conflict-Free
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conflict-Free
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	Conflict-Free
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	Not Determined
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Conflict-Free
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Conflict-Free
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Conflict-Free
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	Conflict-Free
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Conflict-Free
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conflict-Free
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Conflict-Free

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conflict-Free
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Conflict-Free
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Conflict-Free
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conflict-Free
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	Not Determined
Gold	Kazzinc	KAZAKHSTAN	Conflict-Free
Tantalum	KEMET Blue Metals	MEXICO	Conflict-Free
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA	Conflict-Free
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	Conflict-Free
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	Conflict-Free
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Conflict-Free
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND	Not Determined
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	Conflict-Free
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Conflict-Free
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Conflict-Free
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Conflict-Free
Gold	Lingbao Gold Company Limited	CHINA	Not Determined
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Not Determined
Tantalum	LSM Brasil S.A.	BRAZIL	Conflict-Free
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Conflict-Free
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Not Determined
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	Conflict-Free
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conflict-Free
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conflict-Free
Gold	Materion	UNITED STATES OF AMERICA	Conflict-Free
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Conflict-Free
Tin	Melt Metais e Ligas S.A.	BRAZIL	Conflict-Free
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Conflict-Free
Tin	Metallo Belgium N.V.	BELGIUM	Conflict-Free
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Conflict-Free
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	Mexico	Conflict-Free
Tin	Mineração Taboca S.A.	BRAZIL	Conflict-Free
Tin	Minsur	PERU	Conflict-Free
Gold	Mitsubishi Materials Corporation	JAPAN	Conflict-Free
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conflict-Free
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Conflict-Free
Gold	Modeltech Sdn Bhd	MALAYSIA	Not Determined
Tungsten	Moliren Ltd	RUSSIAN FEDERATION	Conflict-Free
Gold	Morris and Watson	NEW ZEALAND	Not Determined
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Conflict-Free
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	Conflict-Free

Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	Not Determined
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Not Determined
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Not Determined
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	Conflict-Free
Gold	Nihon Material Co., Ltd.	JAPAN	Conflict-Free
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conflict-Free
Tantalum	NPM Silmet AS	ESTONIA	Conflict-Free
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	Conflict-Free
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conflict-Free
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conflict-Free
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Conflict-Free
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conflict-Free
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Conflict-Free
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Conflict-Free
Tin	Operaciones Metalurgical S.A.	BOLIVIA	Conflict-Free
Gold	PAMP S.A.	SWITZERLAND	Conflict-Free
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Not Determined
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Conflict-Free
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Conflict-Free
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conflict-Free
Tin	PT Aries Kencana Sejahtera	INDONESIA	Conflict-Free
Tin	PT Artha Cipta Langgeng	INDONESIA	Conflict-Free
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Conflict-Free
Tin	PT Babel Inti Perkasa	INDONESIA	Conflict-Free
Tin	PT Bangka Prima Tin	INDONESIA	Conflict-Free
Tin	PT Bangka Tin Industry	INDONESIA	Conflict-Free
Tin	PT Belitung Industri Sejahtera	INDONESIA	Conflict-Free
Tin	PT Bukit Timah	INDONESIA	Conflict-Free
Tin	PT DS Jaya Abadi	INDONESIA	Conflict-Free
Tin	PT Eunindo Usaha Mandiri	INDONESIA	Conflict-Free
Tin	PT Inti Stania Prima	INDONESIA	Conflict-Free
Tin	PT Karimun Mining	INDONESIA	Conflict-Free
Tin	PT Kijang Jaya Mandiri	INDONESIA	Conflict-Free
Tin	PT Mitra Stania Prima	INDONESIA	Conflict-Free
Tin	PT O.M. Indonesia	INDONESIA	Conflict-Free
Tin	PT Panca Mega Persada	INDONESIA	Conflict-Free
Tin	PT Prima Timah Utama	INDONESIA	Conflict-Free
Tin	PT Refined Bangka Tin	INDONESIA	Conflict-Free
Tin	PT Sariwiguna Binasentosa	INDONESIA	Conflict-Free
Tin	PT Stanindo Inti Perkasa	INDONESIA	Conflict-Free
Tin	PT Sukses Inti Makmur	INDONESIA	Conflict-Free

Tin	PT Sumber Jaya Indah	INDONESIA	Conflict-Free
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	Conflict-Free
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	Conflict-Free
Tin	PT Tinindo Inter Nusa	INDONESIA	Conflict-Free
Tin	PT Tommy Utama	INDONESIA	Conflict-Free
Gold	PX Précinox S.A.	SWITZERLAND	Conflict-Free
Tantalum	QuantumClean	UNITED STATES OF AMERICA	Conflict-Free
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conflict-Free
Gold	Remondis Argentia B.V.	NETHERLANDS	Not Determined
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA	Conflict-Free
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	Conflict-Free
Gold	Royal Canadian Mint	CANADA	Conflict-Free
Tin	Rui Da Hung	TAIWAN	Conflict-Free
Gold	SAAMP	FRANCE	Not Determined
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	Not Determined
Gold	SAFINA A.S.	CZECH REPUBLIC	Not Determined
Gold	Sai Refinery	INDIA	Not Determined
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Conflict-Free
Gold	Samwon Metals Corp.	KOREA (REPUBLIC OF)	Not Determined
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Conflict-Free
Gold	Schone Edelmetaal B.V.	NETHERLANDS	Conflict-Free
Gold	SEMPSA Joyería Platería S.A.	SPAIN	Conflict-Free
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Not Determined
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conflict-Free
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conflict-Free
Gold	Singway Technology Co., Ltd.	TAIWAN	Conflict-Free
Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA	Not Determined
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Conflict-Free
Tin	Soft Metais Ltda.	BRAZIL	Conflict-Free
Gold	Solar Applied Materials Technology Corp.	TAIWAN	Conflict-Free
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Conflict-Free
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	Conflict-Free
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conflict-Free
Gold	T.C.A S.p.A	ITALY	Conflict-Free
Tantalum	Taki Chemical Co., Ltd.	JAPAN	Conflict-Free
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conflict-Free
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Conflict-Free
Tantalum	Telex Metals	UNITED STATES OF AMERICA	Conflict-Free
Tin	Thaisarco	THAILAND	Conflict-Free
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Conflict-Free
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Conflict-Free

Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Not Determined
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	Not Determined
Gold	Torecom	KOREA, REPUBLIC OF	Conflict-Free
Tantalum	Tranzact, Inc.	UNITED STATES OF AMERICA	Conflict-Free
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Not Determined
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Conflict-Free
Gold	Umicore Brasil Ltda.	BRAZIL	Conflict-Free
Gold	Umicore Precious Metals Thailand	THAILAND	Conflict-Free
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Conflict-Free
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	Conflict-Free
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Conflict-Free
Gold	Valcambi S.A.	SWITZERLAND	Conflict-Free
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	Conflict-Free
Tin	VQB Mineral and Trading Group JSC	VIET NAM	Conflict-Free
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Conflict-Free
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	Conflict-Free
Gold	WIELAND Edelmetalle GmbH	GERMANY	Conflict-Free
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	Conflict-Free
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Conflict-Free
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conflict-Free
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Conflict-Free
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Conflict-Free
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Conflict-Free
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Conflict-Free
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	Conflict-Free
Tantalum	Yanling Jincheng Tantalum Co., Ltd.	CHINA	Conflict-Free
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	Conflict-Free
Gold	Yokohama Metal Co., Ltd.	JAPAN	Conflict-Free
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Not Determined
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	Not Determined
Tin	Yunnan Tin Company Limited	CHINA	Conflict-Free
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Conflict-Free
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA	Conflict-Free
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Conflict-Free

VI.                               Future Due Diligence

We will continue to communicate our expectations and information requirements to our direct suppliers. Over time, we anticipate that the amount of information globally on the traceability and sourcing of these ores will increase and improve our knowledge. We will continue to make inquiries to our direct suppliers and undertake additional risk assessments when potentially relevant changes in facts or circumstances are identified. If we become aware of a supplier whose due diligence needs improvement, we intend to continue the trade relationship while that supplier improves its compliance program. We expect our suppliers to take similar measures with their suppliers to ensure alignment throughout the supply chain.

In addition to those above, the Company will undertake the following steps during the next compliance period:

•                       Review the Company’s conflict minerals policy statement and update if necessary. Continue to collect responses from suppliers using the most recent version of the CMRT.

•                       Engage with suppliers that provided incomplete responses in 2016, to enhance our data collection for 2017.

•                       Monitor and track performance of risk mitigation efforts.

•                       Compare and validate RCOI results to information collected via independent conflict-free smelter validation programs such as the CFSI.

•                       Continue to allow verified conflict-free material from the region to enter our supply chain.

VII.                          Independent Private Sector Audit

Not required for calendar year 2016.

VIII. Forward-Looking Statements

This report contains “forward looking statements” as defined by the Private Securities Litigation Reform Act of 1995 regarding Supreme’s plans to take additional actions as set forth in this report, including, but not limited to, under “Future Due Diligence.” Supreme’s reporting obligations under the Dodd-Frank Act may change in the future, and its ability to implement certain processes may differ materially from those anticipated or implied in this report. Supreme undertakes no obligation to update any forward looking statement or statements to reflect events or circumstances after the date on which such statement is made.